NEWS RELEASE

ASTEC REPORTS SECOND QUARTER 2024 RESULTS

Second Quarter 2024 Overview (all comparisons are made to the corresponding prior year second quarter unless otherwise specified):

•Net sales of $345.5 million decreased 1.3% from the record sales in the prior year.
•Implied orders increased 5.9% sequentially from the first quarter.
•Inventory initiatives drove $28.7 million sequential reduction from the first quarter.
•Diluted EPS of $(0.61), which included an $0.89 per share impact related to goodwill impairment, compared to $0.58; Adjusted EPS of $0.61 compared to $0.87.
•Backlog of $531.1 million as of June 30, 2024.
•Federal highway bill spending in the early stages of deployment, with only ~ 20% funds disbursed and 38% committed. Total state budgets are up 12% year-over-year in fiscal year 2024 following an 11% increase in fiscal year 2023.

CHATTANOOGA, Tenn. (August 7, 2024) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the second quarter ended June 30, 2024.

"We are pleased with the trajectory of our second quarter performance, specifically, the overall 5.9% increase in implied orders in spite of difficult market conditions for our Materials Solutions segment. Our Infrastructure Solutions segment not only experienced an 11.0% increase in sales during the quarter, but also saw a robust increase in implied orders, due to high demand across the construction industry, especially for asphalt and concrete plants. Our Materials Solutions segment experienced a decline in sales, driven by continued finance capacity constraints with contractors and dealers and longer product conversions, but saw positive movement in implied orders," said Jaco van der Merwe, Chief Executive Officer. "We anticipate market dynamics to improve across both groups in the latter half of the year and anticipate benefits from our transformation programs in future operating results."

Mr. van der Merwe continued, "Looking ahead, we are encouraged by the outlook for both interest rates and in the domestic road building market. Further, we are taking proactive steps to drive further cost efficiencies and these actions, coupled with pricing and operational enhancements, will support our continued focus on margin improvement."

	GAAP				Adjusted
(in millions, except per share and percentage data)	2Q 2024	2Q 2023	Change		2Q 2024	2Q 2023	Change
Net sales	$345.5	$350.0	(1.3)%
Domestic sales	272.1	286.4	(5.0)%
International sales	73.4	63.6	15.4%
Backlog	531.1	688.8	(22.9)%
Domestic backlog	417.2	588.2	(29.1)%
International backlog	113.9	100.6	13.2%
(Loss) income from operations	(10.7)	17.3	(161.8)%		21.4	26.2	(18.3)%
Operating margin	(3.1)%	4.9%	(800)	bps	6.2%	7.5%	(130)	bps
Effective tax rate	(2.2)%	17.0%	(1,920)	bps	23.9%	19.4%	450	bps
Net (loss) income attributable to controlling interest	(14.0)	13.1	(206.9)%		14.0	19.9	(29.6)%
Diluted EPS	(0.61)	0.58	(205.2)%		0.61	0.87	(29.9)%
Adjusted EBITDA					27.6	32.2	(14.3)%
Adjusted EBITDA margin					8.0%	9.2%	(120)	bps

All comparisons are made to the prior year second quarter:
•Net sales decreased primarily due to softness in Materials Solutions this quarter, which saw lower equipment sales, attributable to finance capacity constraints with contractors and dealers, as well as longer product conversions.
•International sales saw a strong increase of $9.8 million, up 15.4% year-over-year, given heightened activity in Canada, Mexico, Africa and Europe, partially offset by declines in Australia and Brazil.
•Backlog continues to stabilize and approach our historical range, supported by strong performance in Infrastructure Solutions.
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
•During the second quarter of 2024, we performed a quantitative goodwill impairment test on the Materials Solutions reporting unit. Based on that test, we recognized a pre-tax non-cash goodwill impairment charge of $20.2 million to fully impair the goodwill allocated to the Materials Solutions reporting unit, which was a significant contributor to the $10.7 million loss from operations.
•Operating margin decreased 800 basis points due to the pre-tax non-cash goodwill impairment charge and higher selling, general and administrative expenses. Increased selling, general and administrative costs were largely driven by increased in technology support and certain professional service costs and higher provision for a credit loss partially offset by lower customer concessions and dealer commissions.
•Adjusted net income of $14.0 million and Adjusted EPS of $0.61 exclude $28.0 million and $1.22, respectively, of incremental costs, net of tax, primarily driven by goodwill impairment, and transformation program costs.

Segments Results

Our two reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations. Based on a review of these factors, our Australia and LatAm sites, which were previously reported in the Infrastructure Solutions segment have moved to the Materials Solutions segment and Astec Digital, which was previously included in the Corporate and Other category has moved to the Infrastructure Solutions segment, each beginning January 1, 2024. Prior periods have been revised to reflect the changes for the segment composition for comparability.

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions and related aftermarket parts.
•Net sales of $221.4 million increased 11.0% as the infrastructure construction market remains strong with healthy demand for asphalt and concrete plant deliveries anticipated through the beginning of 2025.
•Segment Operating Adjusted EBITDA of $27.2 million compared to $25.7 million for the same period in the prior year. Segment Operating Adjusted EBITDA margin of 12.3% decreased 60 basis points, reflecting manufacturing inefficiencies at select sites. This, and higher selling, general and administrative costs, partially offset positive net volume, mix and pricing net of inflation as well as favorable other period costs.

Materials Solutions - Processing equipment to crush, screen and convey aggregates and related aftermarket parts.
•Net sales of $124.1 million decreased by 17.7% primarily due to lower equipment sales attributable to finance capacity constraints with contractors and dealers resulting in fewer product conversions. Dealer quoting remains solid for future bookings and sales.
•Segment Operating Adjusted EBITDA of $10.2 million decreased 44.3% and Segment Operating Adjusted EBITDA margin of 8.2% decreased 390 basis points, due to lower net volume and mix, manufacturing inefficiencies, and higher selling, general and administrative costs that were partially offset by pricing net of inflation and other period costs.

Balance Sheet, Cash Flow and Liquidity
•Our total liquidity was $175.8 million, consisting of $60.6 million of cash and cash equivalents available for operating purposes and $115.2 million available for additional borrowings under our revolving credit facility.
•Net cash used by operating activities for the six months ended June 30, 2024 was $36.1 million to support the timing of collections of trade receivables and the payment of accounts payable.
•Net cash consumed by investing activities for the six months ended June 30, 2024 was $12.6 million as compared to providing net cash of $2.6 million during the six months ended June 30, 2023, which included $20.1 million of proceeds from the sale of property and equipment. Capital expenditures decreased $3.7 million during the three months ended June 30, 2024, as compared to the same period in 2023.
•Net cash provided by financing activities for the six months ended June 30, 2024 was $49.5 million primarily due to higher net borrowings on our outstanding debt obligations.

Second Quarter Capital Allocation
•Capital expenditure investments, primarily related to efficiency improvements, were $7.6 million.
•Dividend payment of $0.13 per share.

Strategic Transformation Initiative Update

We are undergoing a multi-year phased implementation of a standardized ERP system across our global organization, which is replacing much of our existing disparate core financial systems. To date, we have launched the human capital resources module in our locations in the United States and converted the operations of three manufacturing sites along with Corporate, two of which occurred during the second quarter of 2024. We are changing the pace of deployment of future site conversions in order to improve efficiencies and reduce business disruptions at each manufacturing site, which will have the effect of reducing the scope to exclude sites outside North America. With these modifications, we expect the project to conclude in 2027 with total
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
approximate implementation costs anticipated to range from $180 to $200 million. Through the second quarter of 2024, we have incurred total implementation costs of approximately $119 million. Annual costs are expected to peak in 2024 to a range of $40 to $45 million and decrease annually each year through the final implementations in 2027.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, August 7, 2024, at 8:30 A.M. Eastern Time, to review its second quarter financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, August 7, 2024 at least 10 minutes prior to the scheduled time for the call. International callers should dial (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/619109367

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until August 21, 2024 by dialing (800) 770-2030, or (609) 800-9909 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Certain reclassifications have been made to the prior period financial information included in this News Release to conform to the presentation used in the financial statements for the three months ended June 30, 2024.

Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$345.5	$350.0	$654.7	$697.9
Cost of sales	264.2	267.1	496.5	525.8
Gross profit	81.3	82.9	158.2	172.1

Operating expenses:
Selling, general and administrative expenses	71.1	64.5	142.5	132.4
Goodwill impairment	20.2	—	20.2	—
Restructuring, other impairment and asset charges, net	0.7	1.1	(0.1)	4.8
Total operating expenses	92.0	65.6	162.6	137.2
(Loss) income from operations	(10.7)	17.3	(4.4)	34.9

Other expenses, net:
Interest expense	(3.1)	(2.0)	(5.8)	(4.0)
Other income, net	0.1	0.6	1.2	1.5
(Loss) income before income taxes	(13.7)	15.9	(9.0)	32.4
Income tax provision	0.3	2.7	1.7	7.1
Net (loss) income	(14.0)	13.2	(10.7)	25.3
Net (income) loss attributable to noncontrolling interest	—	(0.1)	0.1	(0.1)
Net (loss) income attributable to controlling interest	$(14.0)	$13.1	$(10.6)	$25.2

Earnings per common share
Basic	$(0.61)	$0.58	$(0.47)	$1.11
Diluted	(0.61)	0.58	(0.47)	1.11

Weighted average shares outstanding
Basic	22,797	22,724	22,779	22,690
Diluted	22,797	22,769	22,779	22,772
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Segment net sales are reported net of intersegment sales.

	Three Months Ended June 30,
	2024	2023	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$221.4	$199.4	$22.0		11.0%
Materials Solutions	124.1	150.8	(26.7)		(17.7)%
Revenues from external customers - reportable segments	345.5	350.2
Corporate and Other	—	(0.2)
Net sales	$345.5	$350.0	$(4.5)		(1.3)%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$27.2	$25.7	$1.5		5.8%
Materials Solutions	10.2	18.3	(8.1)		(44.3)%
Segment Operating Adjusted EBITDA - reportable segments	37.4	44.0
Reconciliation of Segment Operating Adjusted EBITDA to "(Loss) income before income taxes"
Corporate and Other	(9.8)	(11.8)
Transformation program	(11.1)	(7.6)
Restructuring and other related charges	(0.9)	(0.4)
Goodwill impairment	(20.2)	—
Other impairment charges	—	(0.8)
Gain on sale of property and equipment, net	0.2	0.1
Interest expense, net	(2.7)	(1.5)
Depreciation and amortization	(6.6)	(6.2)
Net income attributable to noncontrolling interest	—	0.1
(Loss) income before income taxes	$(13.7)	$15.9

Segment Operating Adjusted EBITDA Margin	2024	2023	Change
Infrastructure Solutions	12.3%	12.9%	(60)	bps
Materials Solutions	8.2%	12.1%	(390)	bps

(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Segment Net Sales and Operating Adjusted EBITDA (Continued)
(In millions, except percentage data; unaudited)

	Six Months Ended June 30,
	2024	2023	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$423.6	$414.9	$8.7		2.1%
Materials Solutions	231.1	283.0	(51.9)		(18.3)%
Net sales	$654.7	$697.9	$(43.2)		(6.2)%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$52.8	$54.2	$(1.4)		(2.6)%
Materials Solutions	15.5	32.9	(17.4)		(52.9)%
Segment Operating Adjusted EBITDA - reportable segments	68.3	87.1
Reconciliation of Segment Operating Adjusted EBITDA to "(Loss) income before income taxes"
Corporate and Other	(21.8)	(19.7)
Transformation program	(17.4)	(14.8)
Restructuring and other related charges	(1.0)	(7.5)
Goodwill impairment	(20.2)	—
Other impairment charges	—	(0.8)
Gain on sale of property and equipment, net	1.1	3.5
Interest expense, net	(4.8)	(3.0)
Depreciation and amortization	(13.1)	(12.5)
Net income (loss) attributable to noncontrolling interest	(0.1)	0.1
(Loss) income before income taxes	$(9.0)	$32.4

Segment Operating Adjusted EBITDA Margin	2024	2023	Change
Infrastructure Solutions	12.5%	13.1%	(60)	bps
Materials Solutions	6.7%	11.6%	(490)	bps
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash, cash equivalents and restricted cash	$63.2	$63.2
Investments	5.2	5.7
Trade receivables, contract assets and other receivables, net	218.2	152.7
Inventories, net	455.3	455.6
Other current assets, net	36.9	42.3
Total current assets	778.8	719.5
Property, plant and equipment, net	186.9	187.6
Other long-term assets	141.3	152.2
Total assets	$1,107.0	$1,059.3

Liabilities
Current liabilities:
Accounts payable	$102.6	$116.9
Customer deposits	89.1	70.2
Other current liabilities	119.5	111.9
Total current liabilities	311.2	299.0
Long-term debt	125.0	72.0
Other long-term liabilities	37.5	34.6
Total equity	633.3	653.7
Total liabilities and equity	$1,107.0	$1,059.3

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(10.7)	$25.3
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	13.1	12.5
Provision for credit losses	1.9	0.2
Provision for warranties	8.7	10.6
Deferred compensation (benefit) expense	(0.2)	0.1
Share-based compensation	2.3	2.2
Deferred tax benefit	(5.3)	(4.7)
Gain on disposition of property and equipment, net	(1.1)	(3.5)
Goodwill impairment	20.2	—
Other impairment charges	—	0.8
Amortization of debt issuance costs	0.2	0.2
Distributions to deferred compensation programs' participants	(0.5)	(0.4)
Change in operating assets and liabilities:
Purchase of trading securities, net	(2.3)	(1.1)
Receivables and other contract assets	(68.6)	9.7
Inventories	(1.7)	(37.2)
Prepaid expenses	3.2	5.7
Other assets	(3.2)	(8.3)
Accounts payable	(12.8)	1.3
Accrued loss reserves	(0.1)	0.6
Accrued employee related liabilities	(12.0)	1.6
Other accrued liabilities	20.4	(7.4)
Accrued product warranty	(9.7)	(6.0)
Customer deposits	19.0	(11.4)
Income taxes payable/prepaid	3.1	6.7
Net cash used in operating activities	(36.1)	(2.5)
Cash flows from investing activities:
Expenditures for property and equipment	(13.4)	(17.1)
Proceeds from sale of property and equipment	1.1	20.1
Purchase of investments	(0.7)	(0.5)
Sale of investments	0.4	0.1
Net cash (used in) provided by investing activities	(12.6)	2.6

(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from financing activities:
Payment of dividends	(5.9)	(5.9)
Proceeds from borrowings on credit facilities and bank loans	107.2	113.6
Repayments of borrowings on credit facilities and bank loans	(51.4)	(128.1)
Withholding tax paid upon vesting of share-based compensation awards	(0.5)	(1.6)
Net cash provided by (used in) financing activities	49.5	(22.0)
Effect of exchange rates on cash	(0.8)	0.4
(Decrease) increase in cash, cash equivalents and restricted cash	—	(21.5)
Cash, cash equivalents and restricted cash, beginning of period	63.2	66.0
Cash, cash equivalents and restricted cash, end of period	$63.2	$44.5

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item unless otherwise noted below, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system across the global organization and a lean manufacturing initiative at one of our largest manufacturing sites that was largely completed during 2023 with certain capital investments finalized in early 2024. Transformation program costs for the lean manufacturing initiative ceased at the end of 2023. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities which primarily include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These activities include the workforce reductions effected in the second quarter of 2024, the termination of our previous Chief Executive Officer, the limited overhead restructuring action implemented in February 2023 and ongoing litigation costs for our exited Enid location. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Goodwill impairment - Goodwill impairment charges, to the extent that they are experienced, are recorded in "Goodwill impairment" in the Consolidated Statements of Operations. These charges are associated with the impairment of the goodwill allocated to the Materials Solutions reporting unit during the second quarter of 2024. The goodwill impairment is largely nondeductible for tax purposes and, as such, the tax impact applied reflects the actual tax impact by jurisdiction.

•Other impairment charges - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. These include charges associated with abandoned in-process internally developed software that was determined to be impaired during the second quarter of 2023.

•Gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted Income from Operations Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$345.5	$350.0	$654.7	$697.9

(Loss) income from operations	$(10.7)	$17.3	$(4.4)	$34.9
Adjustments:
Transformation program	11.2	7.8	17.7	15.0
Restructuring and other related charges	0.9	0.4	1.0	7.5
Goodwill impairment	20.2	—	20.2	—
Other impairment charges	—	0.8	—	0.8
Gain on sale of property and equipment, net	(0.2)	(0.1)	(1.1)	(3.5)
Adjusted income from operations	$21.4	$26.2	$33.4	$54.7
Adjusted operating margin	6.2%	7.5%	5.1%	7.8%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income attributable to controlling interest	$(14.0)	$13.1	$(10.6)	$25.2
Adjustments:
Transformation program	11.2	7.8	17.7	15.0
Restructuring and other related charges	0.9	0.4	1.0	7.5
Goodwill impairment	20.2	—	20.2	—
Other impairment charges	—	0.8	—	0.8
Gain on sale of property and equipment, net	(0.2)	(0.1)	(1.1)	(3.5)
Income tax impact of adjustments	(4.1)	(2.1)	(5.4)	(4.6)
Adjusted net income attributable to controlling interest	$14.0	$19.9	$21.8	$40.4

Diluted EPS	$(0.61)	$0.58	$(0.47)	$1.11
Adjustments:
Transformation program	0.49	0.34	0.78	0.66
Restructuring and other related charges (a)	0.03	0.01	0.05	0.32
Goodwill impairment	0.89	—	0.89	—
Asset impairment (a)	—	0.03	—	0.03
Gain on sale of property and equipment, net	(0.01)	—	(0.05)	(0.15)
Income tax impact of adjustments	(0.18)	(0.09)	(0.24)	(0.20)
Adjusted EPS	$0.61	$0.87	$0.96	$1.77
(a) Calculation includes the impact of a rounding adjustment
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$345.5	$350.0	$654.7	$697.9

Net (loss) income attributable to controlling interest	$(14.0)	$13.1	$(10.6)	$25.2
Interest expense, net	2.7	1.5	4.8	3.0
Depreciation and amortization	6.6	6.2	13.1	12.5
Income tax provision	0.3	2.7	1.7	7.1
EBITDA	(4.4)	23.5	9.0	47.8
EBITDA margin	(1.3)%	6.7%	1.4%	6.8%

Adjustments:
Transformation program	11.1	7.6	17.4	14.8
Restructuring and other related charges	0.9	0.4	1.0	7.5
Goodwill impairment	20.2	—	20.2	—
Other impairment charges	—	0.8	—	0.8
Gain on sale of property and equipment, net	(0.2)	(0.1)	(1.1)	(3.5)
Adjusted EBITDA	$27.6	$32.2	$46.5	$67.4
Adjusted EBITDA margin	8.0%	9.2%	7.1%	9.7%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com